UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2007

Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent, Suite 1000, Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(303) 404-1800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.                      Regulation FD Disclosure.

On September 10, 2007, Vail Resorts, Inc. (“Vail Resorts” or the “Company”), sent a letter to the Chairman of the Board of American Skiing Company (“ASC”) to express Vail Resorts’ continuing interest to purchase all of the outstanding stock of ASC’s wholly-owned subsidiary, ASC Utah, Inc. (“ASC Utah”), the owner and operator of The Canyons ski resort (“The Canyons”) and to offer an increased acquisition price designed to fully repay the preferred stockholders of ASC and to provide the common stockholders of ASC with an opportunity to participate in the proceeds of such a sale.

Vail Resorts is supplementing its offer to pay $110 million in cash for ASC Utah as previously disclosed by agreeing to grant a 30% interest in the net cash flow (as defined) to Vail Resorts arising from the ownership and development of the real estate development rights held by ASC Utah (“ASC Utah Rights”).  Vail Resorts currently estimates that such 30% interest could produce up to $650 million in incremental cash for ASC through 2020 (the “Deferred Real Estate Purchase Price”).

In addition to the Deferred Real Estate Purchase Price, Vail Resorts is willing to accept the purchase agreement entered into between ASC and Talisker Canyons Finance Company LLC and Talisker Corp. (together, “Talisker”), other than for certain modifications to reflect Vail Resorts’ new offer and the current estimated timing of the transaction.

Vail Resorts’ previous offer for The Canyons, as well as further information and background on Vail Resorts’ attempt to acquire The Canyons, is described in greater detail in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 27, 2007.

The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general language in such filings.

Statements in the attached letter, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: the ability of Vail Resorts to complete the consummation of The Canyons; adverse changes in the real estate market in Utah and across the United States in general; the ability to obtain financing on terms acceptable to Vail Resorts to finance such real estate development projects; failure to commence or complete the planned real estate development projects; failure to achieve the anticipated short and long-term financial benefits from the planned real estate development projects; shortages or rising costs in construction materials; our reliance on government permits or approvals for our use of federal land or to make operational improvements; economic downturns; terrorist acts upon the United States; threat of or actual war; unfavorable weather conditions; capital expenditures and growth strategy; and adverse consequences of current or future legal claims. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Readers are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.

Item 9.01.                       Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed or furnished herewith:
Exhibit No.	Description
99.1	Letter to American Skiing Company, dated as of September 10, 2007, regarding increased offer to purchase all outstanding stock of ASC Utah, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2007		Vail Resorts, Inc.

	By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Executive Vice President and Chief Financial Officer